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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 1, 2011, with respect to the consolidated financial statements and schedules of Universal American Corp. and subsidiaries, and the effectiveness of internal control over financial reporting of Universal American Corp. and subsidiaries, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-172691) and related Proxy Statement/Prospectus of Universal American Spin Corp. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
March 30, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm